Exhibit 4.03

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 26, 2002 by and among Entergy Gulf States, Inc., a Texas corporation (the "Company"), and the Initial Purchasers (as hereinafter defined).

This Agreement is made pursuant to the Purchase Agreement dated November 20, 2002 (the "Purchase Agreement"), by and among the Company, as issuer of $140,000,000 aggregate principal amount of First Mortgage Bonds, 6% Series due December 1, 2012 (the "Bonds"), and the Initial Purchasers, which provides for, among other things, the sale by the Company to the Initial Purchasers of the aggregate principal amount of Bonds specified therein. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

  Definitions.

  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

  "Additional Interest" shall have the meaning set forth in Section 2(e)(i) hereof.

  "Advice" shall have the meaning set forth in the last paragraph of Section 3 hereof.

  "Affiliate" has the meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

  "Agreement" shall have the meaning set forth in the preamble to this Agreement.

  "Applicable Period" shall have the meaning set forth in Section 3(u) hereof.

  "Bonds" shall have the meaning set forth in the preamble to this Agreement.

  "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

  "Closing Date" shall mean November 26, 2002, the initial date of delivery of the Bonds from the Company to the Initial Purchasers.

  "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

  "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, The City of New York.

  "Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  "Exchange Bonds" shall mean the First Mortgage Bonds, 6% Series due December 1, 2012 issued by the Company under the Indenture containing terms identical in all material respects to the Bonds (except that (i) interest thereon shall accrue from the last date on which interest was paid or duly provided for on the Bonds or, if no such interest has been paid, from the date of their original issue, (ii) they will not contain terms with respect to transfer restrictions under the Securities Act, and (iii) they will not provide for any Additional Interest thereon).

  "Exchange Offer" shall mean the offer by the Company to the Holders to exchange all of the Registrable Bonds held by each such Holder for a like amount of Exchange Bonds pursuant to Section 2(a) hereof.

  "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

  "Exchange Period" shall have the meaning set forth in Section 2(a) hereof.

  "Holder" shall mean any Initial Purchaser, for so long as it owns any Registrable Bonds, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Bonds under the Indenture.

  "Indenture" shall mean the Indenture of Mortgage between the Company and the Trustee, as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, including by the Sixty-second Supplemental Indenture dated as of November 15, 2002, and as the same may be amended or supplemented from time to time in accordance with the terms thereof.

  "Initial Purchasers" shall mean ABN AMRO Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., BNY Capital Markets, Inc., Credit Lyonnais Securities (USA) Inc., Scotia Capital (USA) Inc. and SG Cowen Securities Corporation.

  "Inspectors" shall have the meaning set forth in Section 3(p) hereof.

  "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Bonds or Exchange Bonds, as the case may be.

  "NASD" shall mean the National Association of Securities Dealers, Inc.

  "Participating Broker-Dealer" shall have the meaning set forth in Section 3(u) hereof.

  "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof or other legal entity.

  "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Bonds covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all documents incorporated by reference therein.

  "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

  "Records" shall have the meaning set forth in Section 3(p) hereof.

  "Registrable Bonds" shall mean the Bonds, until the earliest to occur of (a) the date on which any Bond has been exchanged by a Person other than a Participating Broker-Dealer for Exchange Bonds in the Exchange Offer, (b) following the exchange by a Participating Broker-Dealer in the Exchange Offer of any Bond for one or more Exchange Bonds, the date on which such Exchange Bonds are sold to a purchaser in accordance with the Exchange Offer Registration Statement, (c) the date on which any Bond has been registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement and (d) the date on which any Bond is eligible to be distributed to the public pursuant to Rule 144(k) under the Securities Act.

  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or NASD registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Bonds in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters and Holders as a group in connection with blue sky qualification of any of the Exchange Bonds or the Registrable Bonds) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sale agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to the performance of and compliance with this Agreement, (vi) all reasonable fees and expenses of the Trustee and its counsel and any exchange agent or custodian, and (vii) all reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

  "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Bonds or the Registrable Bonds pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

  "Rule 144(k) Period" shall mean the period of two years (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Closing Date.

  "SEC" shall mean the Securities and Exchange Commission.

  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

  "Shelf Registration" shall mean a registration effected pursuant to Section 2(b) hereof.

  "Shelf Registration Event" shall have the meaning set forth in Section 2(b) hereof.

  "Shelf Registration Event Date" shall have the meaning set forth in Section 2(b) hereof.

  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Bonds (except Registrable Bonds which the Holders have elected not to include in such Shelf Registration Statement or the Holders of which have not complied with their obligations under the penultimate paragraph of Section 3 hereof or under the first paragraph of Section 2(b) hereof) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

  "TIA" shall have the meaning set forth in Section 3(m) hereof.

  "Trustee" shall mean the trustee under the Indenture.

  Registration Under the Securities Act.

    Exchange Offer.

    Except as set forth in Section 2(b) below, the Company shall, for the benefit of the Holders, at the Company's cost, (i) prepare and file with the SEC as soon as practicable after the Closing Date, but in no event later than 180 calendar days after the Closing Date, an Exchange Offer Registration Statement on an appropriate form under the Securities Act relating to the Exchange Offer, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC as soon as practicable after the Closing Date, but in no event later than 270 calendar days after the Closing Date, (iii) provided such Exchange Offer Registration Statement has been declared effective under the Securities Act by the SEC, use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the completion of the Exchange Offer, and (iv) provided such Exchange Offer Registration Statement has been declared effective under the Securities Act by the SEC, commence the Exchange Offer and keep the Exchange Offer open for not less than 20 business days, or longer if required by applicable law, after the date on which such Registration Statement was declared effective by the SEC (such period referred to herein as the "Exchange Period"), use its reasonable best efforts to cause the Exchange Offer to be completed not later than 45 calendar days after the date on which such Registration Statement was declared effective by the SEC, and at the termination thereof issue Exchange Bonds in exchange for all Registrable Bonds tendered prior thereto in the Exchange Offer.

    In connection with the Exchange Offer, the Company shall:

      mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

      use the services of the Depositary for the Exchange Offer with respect to Bonds represented by a global certificate;

      permit Holders to withdraw tendered Registrable Bonds at any time prior to the close of business, New York City time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice to Holders, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Bonds delivered for exchange, and a statement that such Holder is withdrawing its election to have such Registrable Bonds exchanged;

      notify each Holder that any Registrable Bond not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

      otherwise comply in all material respects with all applicable laws and regulations relating to the Exchange Offer.

      As soon as practicable after the completion of the Exchange Offer, the Company shall:

      accept for exchange all Registrable Bonds or portions thereof duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and letter of transmittal;

      deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Bonds or portions thereof so accepted for exchange by the Company; and

      issue, and cause the Trustee under the Indenture to promptly authenticate and deliver to each Holder, Exchange Bonds equal in principal amount to the principal amount of the Bonds as are surrendered by such Holder.

    Interest on each Exchange Bond issued pursuant to the Exchange Offer will accrue from the last date on which interest was paid or duly provided for on the Bond surrendered in exchange therefor or, if no interest has been paid on such Bond, from the date of original issue of such Bond. To the extent not prohibited by any judicial order, judgment, law, regulation or applicable interpretation of the staff of the SEC, the Company shall use reasonable best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions other than the conditions referred to in Section 2(b)(i) and (ii) below and those conditions that are customary in similar exchange offers, except as may be required by applicable law. Each Holder of Registrable Bonds who wishes to exchange such Registrable Bonds for Exchange Bonds in the Exchange Offer will be required, as a condition to participating in the Exchange Offer, to make certain customary representations in connection therewith, including, in the case of any Holder, representations that (i) it is not an Affiliate of the Company, (ii) it is not a broker-dealer tendering Registrable Bonds acquired directly from the Company, (iii) the Bonds being exchanged, and the Exchange Bonds to be received, by it have been or are being acquired in the ordinary course of its business and (iv) at the time of the Exchange Offer, it has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Bonds. The Company shall inform the Initial Purchasers, after consultation with the Trustee, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders in order to facilitate the tender of Registrable Bonds in the Exchange Offer.

    Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Exchange Bonds held by Initial Purchasers and Participating Broker-Dealers, and the Company shall have no further obligation to register the Registrable Bonds held by any other Holder pursuant to Section 2(b) of this Agreement.

    Shelf Registration.

    If (i) because of any change in law, regulation or in currently prevailing interpretations thereof by the staff of the SEC, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, (ii) the Exchange Offer is not consummated within 315 calendar days after the Closing Date or (iii) any Holder of Registrable Bonds that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) shall notify the Company prior to the 20th calendar day following the consummation of the Exchange Offer (A) that such Holder was prohibited by applicable law or SEC policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Exchange Bonds acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Participating Broker-Dealer and holds Bonds acquired directly from the Company or one of its Affiliates (any of the events specified in (i), (ii) or (iii) being a "Shelf Registration Event", and the date of occurrence thereof, the "Shelf Registration Event Date"), then in addition to or in lieu of conducting the Exchange Offer contemplated by Section 2(a) of this Agreement, as the case may be, the Company shall promptly notify the Holders in writing thereof and shall, at its cost, file with the SEC as promptly as practicable after such Shelf Registration Event Date and, in any event, within 90 calendar days after such Shelf Registration Event Date, or, if later, the 120th calendar day after the Closing Date, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Bonds (other than Registrable Bonds owned by Holders who have elected not to include such Registrable Bonds in such Shelf Registration Statement or who have not complied with their obligations under the penultimate paragraph of Section 3 hereof or under this paragraph), and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC as soon as practicable and in any event, on or before the 180th calendar day after the Shelf Registration Event Date or, if later, the 315th calendar day after the Closing Date. No Holder of Registrable Bonds shall be entitled to include any of its Registrable Bonds in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 15 calendar days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company, without request and as soon as practicable, all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

    The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and the Prospectus usable for resales for the earlier of: (x) the expiration of the Rule 144(k) Period and (y) such time as all of the Bonds covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Bonds (the period from the effective date of the Shelf Registration Statement until the earlier of the events described in clauses (x) and (y) being the "Effectiveness Period"). The Company shall not permit any securities other than Registrable Bonds to be included in the Shelf Registration. The Company will, in the event a Shelf Registration Statement is declared effective, provide to each Holder of Registrable Bonds covered thereby, a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration has become effective and take any other action required to permit unrestricted resales of the Registrable Bonds. The Company further agrees to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Bonds covered by such Shelf Registration Statement copies of any such supplement or amendment promptly after its being used or filed with the SEC.

    Expenses.

    The Company shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to Section 2(a) and/or 2(b) hereof and will reimburse the Initial Purchasers for the reasonable fees and disbursements incurred by its counsel in connection with the Exchange Offer. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Bonds pursuant to the Shelf Registration Statement.

    Effective Registration Statement.

    An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Bonds pursuant to such Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement or Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Bonds pursuant to such Registration Statement may legally resume. The Company will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the otherwise eligible Holders of Registrable Bonds covered thereby not being able to exchange or offer and sell such Registrable Bonds during that period, unless such action is required by applicable law or regulation or otherwise permitted by provisions of this Agreement.

    Additional Interest.

    In the event that:

      the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 180th calendar day after the Closing Date, then, commencing on the 181st calendar day after the Closing Date, additional interest (the "Additional Interest") shall accrue on the principal amount of the Bonds over and above the otherwise applicable interest rate at a rate of 0.25% per annum, plus an additional 0.25% per annum from and during any period in which such event has continued for more than 90 calendar days;

      the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 270th calendar day after the Closing Date, then, commencing on the 271st calendar day after the Closing Date, Additional Interest shall accrue on the principal amount of the Bonds over and above the otherwise applicable interest rate at a rate of 0.25% per annum, plus an additional 0.25% per annum from and during any period in which such event has continued for more than 90 calendar days;

      (A) the Company has not exchanged Exchange Bonds for all Bonds validly tendered, in accordance with the terms of the Exchange Offer, on or prior to the 315th calendar day after the Closing Date or (B) if the Shelf Registration Statement is required to be filed pursuant to Section 2(b) of this Agreement but is not declared effective by the SEC on or prior to the 315th calendar day after the Closing Date, then, commencing on the 316th calendar day after the Closing Date, Additional Interest shall accrue on the principal amount of the Bonds over and above the otherwise applicable interest rate at the rate of 0.25% per annum, plus an additional 0.25% per annum from and during any period in which such event has continued for more than 90 calendar days;

      the Exchange Offer Registration Statement has been declared effective and such Exchange Offer Registration Statement ceases to be continuously effective or the Prospectus contained in such Exchange Offer Registration Statement ceases to be usable for its intended purpose (A) at any time prior to the expiration of the Applicable Period or (B) if related to corporate developments, public filings with the SEC or similar events or because the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such failure continues for more than 45 days (whether or not consecutive and whether or not arising out of a single or multiple circumstances) in any twelve-month period, Additional Interest shall accrue on the principal amount of the Bonds over and above the otherwise applicable interest rate at a rate of 0.25% per annum commencing on the day that (in the case of (A) above), or the 46th (cumulative) day after (in the case of (B) above), such Exchange Offer Registration Statement ceases to be effective or the Prospectus ceases to be usable for its intended purposes, plus an additional 0.25% per annum from and during any period in which such event has continued for more than 90 calendar days; or

      the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be continuously effective or the Prospectus contained in such Shelf Registration Statement ceases to be usable for resales (A) at any time prior to the expiration of the Effectiveness Period or (B) if related to corporate developments, public filings with the SEC or similar events or because the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such failure continues for more than 45 days (whether or not consecutive and whether or not arising out of a single or multiple circumstances) in any twelve-month period, Additional Interest shall accrue on the principal amount of the Bonds over and above the otherwise applicable interest rate at a rate of 0.25% per annum commencing on the day that (in the case of (A) above), or the 46th (cumulative) day after (in the case of (B) above), such Shelf Registration Statement ceases to be effective or the Prospectus ceases to be usable for resales, plus an additional 0.25% per annum from and during any period in which such event has continued for more than 90 calendar days;

    provided, however, that the aggregate amount of Additional Interest in respect of the Bonds may not exceed 0.50% per annum (regardless of whether multiple events triggering Additional Interest under this subsection (e) exist); provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement (in the case of clause (ii) above), (3) upon the exchange of Exchange Bonds for all Bonds validly tendered (in the case of clause (iii)(A) above) or upon the effectiveness of the Shelf Registration Statement (in the case of clause (iii)(B) above), (4) upon the earlier of (x) such time as the Exchange Offer Registration Statement which had ceased to remain effective or the Prospectus which had ceased to be usable for its intended purpose again becomes effective and usable for its intended purpose, as applicable, and (y) the expiration of the Applicable Period (each in the case of clause (iv) above), and (5) upon the earlier of (x) such time as the Shelf Registration Statement which had ceased to remain effective or the Prospectus which had ceased to be usable for resales again becomes effective and usable for resales, as applicable, and (y) the expiration of the Effectiveness Period (each in the case of clause (v) above), Additional Interest on the principal amount of the Bonds as a result of such clause (or the relevant subclause thereof) shall cease to accrue;

    provided, further, however, that if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 270th calendar day after the Closing Date and the Company shall request Holders to provide the information required by the SEC for inclusion in the Shelf Registration Statement, the Bonds owned by Holders who do not provide such information when required pursuant to Section 2(b) of this Agreement will not be entitled to any Additional Interest for any day after the 270th calendar day after the Closing Date, regardless of the existence of any events which would otherwise trigger a Additional Interest under this subsection (e) for such Holders.

    Any Additional Interest due pursuant to Section 2(e)(i), (ii), (iii), (iv) or (v) above will be payable in cash on the next succeeding June 1 or December 1, as the case may be, to eligible Holders (as determined under this subsection (e)) on the relevant record dates for the payment of interest pursuant to the Indenture.

    Specific Enforcement.

  Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

  Registration Procedures.

  In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

        prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form shall (i) be selected by the Company, (ii) in the case of a Shelf Registration, be available for the sale of the Registrable Bonds by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Bonds, and (iii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective (and, in the case of a Shelf Registration Statement, the Prospectus to be usable for resales) in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to Section 2(b) of this Agreement, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) of this Agreement is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Bonds, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Bonds and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed; and the Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders of the Registrable Bonds, depending solely upon which Holders must be afforded the opportunity of such review, or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object in a timely manner;

        prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be, and cause each Prospectus to be supplemented, if so determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all Bonds covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

        in the case of an Exchange Offer Registration Statement, if in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, seek a no-action letter or other favorable decision from the SEC allowing the Company to consummate an Exchange Offer for such Bonds. The Company hereby agrees to pursue the issuance of such a decision to the SEC staff level but shall not be required to take commercially unreasonable action to effect a change of SEC policy. The Company hereby agrees, however, to (i) participate in telephonic conferences with the SEC, (ii) deliver to the SEC staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (iii) diligently pursue a resolution (which need not be favorable) by the SEC staff of such submission;

        in the case of an Exchange Offer Registration Statement, prior to the effectiveness of such statement, provide a supplemental letter to the SEC (i) stating that the Company is registering the Exchange Offer in reliance on the position of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991), Brown & Wood LLP (available February 7, 1997) and, if applicable, any no-action letter obtained pursuant to Section 3(c) of this Agreement and (ii) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Bonds to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Bonds in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Bonds received in the Exchange Offer;

        in the case of a Shelf Registration, (i) notify each Holder of Registrable Bonds included in the Shelf Registration Statement, at least five Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Bonds is being filed and advising such Holder that the distribution of Registrable Bonds will be made in accordance with the method selected by the Majority Holders of the Registrable Bonds, (ii) furnish to each Holder of Registrable Bonds included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Bonds, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Bonds and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Bonds included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Bonds covered by the Prospectus or any amendment or supplement thereto;

        in the case of a Shelf Registration, register or qualify the Registrable Bonds under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Bonds covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Bonds shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Bonds owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

        (1) in the case of a Shelf Registration or (2) if Participating Broker-Dealers from whom the Company has received prior written notice that they will be using the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(u) hereof, are seeking to sell Exchange Bonds and are required to deliver Prospectuses, promptly notify each Holder of Registrable Bonds, or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Bonds or the Exchange Bonds to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in Section 3(f) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Bonds covered thereby, the representations and warranties of the Company contained in any purchase agreement, securities sales agreement or other similar agreement cease to be true, correct and complete in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as well as any other corporate developments, public filings with the SEC or similar events causing such Registration Statement not to be effective or the Prospectus not to be useable for resales and (vi) of the reasonable determination of the Company that a post-effective amendment to the Registration Statement would be appropriate;

        obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

        in the case of a Shelf Registration, furnish to each Holder of Registrable Bonds included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

        in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Bonds to facilitate the timely preparation and delivery of certificates representing Registrable Bonds to be sold and not bearing any restrictive legends (except any customary legend borne by securities held through The Depository Trust Company or any similar depositary) and in such denominations (consistent with the provisions of the Indenture and the officer's certificate establishing the forms and the terms of the Bonds pursuant to the Indenture) and registered in such names as the selling Holders or the underwriters may reasonably request (provided such names are consistent with the names of the selling security holders set forth in the Shelf Registration Statement) at least two Business Days prior to the closing of any sale of Registrable Bonds pursuant to such Shelf Registration Statement;

        in the case of a Shelf Registration or an Exchange Offer Registration, promptly after the occurrence of any event specified in Section 3(g)(ii), 3(g)(iii), 3(g)(v) (subject to the 45-day cumulative grace period within any twelve-month period provided for in Section 2(e)(iv)(B) and Section 2(e)(v)(B)) and 3(g)(vi) hereof, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Bonds, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

        obtain a CUSIP number, and any other appropriate security identification number, for the Exchange Bonds or the Registrable Bonds, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with certificates for the Exchange Bonds or the Registrable Bonds, as the case may be, in a form eligible for deposit with the Depositary;

        cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Bonds or Registrable Bonds, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

        in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the Holders of at least 25% in aggregate principal amount of the Registrable Bonds in order to expedite or facilitate the registration or the disposition of the Registrable Bonds;

        in the case of a Shelf Registration, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) an Initial Purchaser, in the case where such Initial Purchaser holds Bonds acquired by it as part of its initial placement, or (y) Holders of at least 25% in aggregate principal amount of the Registrable Bonds covered thereby: (i) make such representations and warranties to Holders of such Registrable Bonds and the underwriters (if any), with respect to the business of the Company as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in amount of the Registrable Bonds being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Bonds covered by such Registration Statement and the managing underwriters) customary for such agreements with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders); and in the case of an underwritten registration, the above requirements shall be satisfied at each closing under the related underwriting agreement or as and to the extent required thereunder;

        if (1) a Shelf Registration is filed pursuant to Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Bonds during the Applicable Period, make reasonably available for inspection by any selling Holder of Registrable Bonds or Participating Broker-Dealer, as applicable, who certifies to the Company that it has a current intention to sell Registrable Bonds pursuant to the Shelf Registration, any underwriter participating in any such disposition of Registrable Bonds, if any, and any attorney, accountant or other agent retained by any such selling Holder, Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during the Company's normal business hours, all financial and other records, pertinent organizational and operational documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to conduct due diligence activities, and cause the officers, trustees and employees of the Company to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; Records and information which the Company determines, in good faith, to be confidential and any Records and information which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (i) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) such Records or information previously has been made generally available to the public; each selling Holder of such Registrable Bonds and each such Participating Broker-Dealer will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector or a selling Holder; and each selling Holder of such Registrable Bonds and each such Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

        comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Bonds are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods, provided that the obligations under this paragraph (q) shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;

        if an Exchange Offer is to be consummated, upon delivery of the Registrable Bonds by Holders to the Company (or to such other Person as directed by the Company), in exchange for the Exchange Bonds, the Company shall mark, or cause to be marked, on such Bonds delivered by such Holders that such Bonds are being cancelled in exchange for the Exchange Bonds; it being understood that in no event shall such Bonds be marked as paid or otherwise satisfied;

        cooperate with each seller of Registrable Bonds covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Bonds and their respective counsel in connection with any filings required to be made with the NASD;

        take all other steps necessary to effect the registration of the Registrable Bonds covered by a Registration Statement contemplated hereby;

        (A)  in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Initial Purchasers or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Bonds acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Bonds to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers or such other representative, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Bonds for Registrable Bonds pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Bonds, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(g) of this Agreement, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (the Company hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Bonds covered by the Prospectus or any amendment or supplement thereto), (iii) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Bonds; provided, however, that such period shall not be required to exceed one year following the completion of the Exchange Offer (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period"), and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

  "If the exchange offeree is a broker-dealer holding Registrable Bonds acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Bonds received in respect of such Registrable Bonds pursuant to the Exchange Offer";

  and (y) a statement to the effect that by a Participating Broker-Dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Bonds, the Participating Broker-Dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and (B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to the Initial Purchasers or to another representative of the Participating Broker-Dealers, if reasonably requested by an Initial Purchaser or such other representative of Participating Broker-Dealers, on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to such Initial Purchaser or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officer's certificate substantially similar to that specified in Section 6(e) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt and (iii) upon the effectiveness of the Exchange Offer Registration Statement, comfort letters, in each case, in customary form if permitted by Statement on Auditing Standards No. 72.

  The Company may require each seller of Registrable Bonds as to which any registration is being effected to furnish to the Company such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company may exclude from such registration the Registrable Bonds of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall have no obligation to register under the Securities Act the Registrable Bonds of a seller who so fails to furnish such information.

  In the case of a Shelf Registration Statement, or if Participating Broker-Dealers who have notified the Company that they will be using the Prospectus contained in the Exchange Offer Registration Statement as provided in this Section 3(u) are seeking to sell Exchange Bonds and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Section 3(g)(ii), 3(g)(iii), 3(g)(v) or 3(g)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Bonds pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Bonds or Exchange Bonds, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Bonds or Exchangeable Bonds, as the case may be, pursuant to a Registration Statement, the Company shall use its reasonable best efforts to file and have declared effective (if an amendment), as soon as practicable after the resolution of the related matters, an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement is required to be maintained effective and the Prospectus usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

  Indemnification and Contribution.

  In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by any Participating Broker-Dealer or Initial Purchaser, as applicable, who seeks to sell Exchange Bonds, the Company shall indemnify, defend and hold harmless each Holder of Registrable Bonds included within any such Shelf Registration Statement and each Participating Broker-Dealer or Initial Purchaser selling Exchange Bonds, underwriters, their officers and employees, and each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which that Holder, Participating Broker-Dealer, Initial Purchaser, underwriter, officer, employee or controlling person may become subject, under the Securities Act or any other statute or common law and shall reimburse each Holder, Participating Broker-Dealer, Initial Purchaser, underwriter, officer, employee or controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by that Holder, Participating Broker-Dealer, Initial Purchaser, underwriter, officer, employee or controlling person in connection with investigating any such losses, claims, damages, liabilities or in connection with defending any action, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of, or are based upon, (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto), covering Registrable Bonds or Exchange Bonds, as applicable, (B) the omission or alleged omission to state in any Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto) any material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any act or failure to act or any alleged act or failure to act by any Holder, Participating Broker-Dealer, Initial Purchaser, underwriter, officer, employee or controlling person in connection with, or relating in any manner to, the Bonds or the transactions contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A) or (B) above (provided that the Company shall not be liable under this clause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any acts or failures to act under taken or omitted to be taken such by such Holder, Participating Broker-Dealer, Initial Purchaser or underwriter through its gross negligence or willful misconduct); provided, however, that this indemnity does not apply to any loss, claim, damage, liability, expense or action arising out of (i) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by the Initial Purchasers or any Holder, underwriter or Participating Broker-Dealer for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) the failure of any Holder to comply with the provisions of the last paragraph of Section 3 of this Agreement; provided, further, however, that no indemnity by the Company to any Holder, Participating Broker-Dealer, Initial Purchaser, underwriter, officer, employee or controlling person shall apply in respect of any final Prospectus furnished by such person to a person who receives the Exchange Bonds or the Registrable Bonds, insofar as such indemnity relates to any untrue or misleading statement or omission made in such final Prospectus but eliminated or remedied prior to the confirmation of the sale of such Exchange Bonds or Registrable Bonds in any amendment or supplement thereto, unless a copy of such amendment or supplement (excluding any documents incorporated by reference in such final Prospectus) is furnished by such person on or before the confirmation of such sale.

        Each of the Initial Purchasers and each Holder, underwriter or Participating Broker-Dealer agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and employees, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which the Company, its officers, employees or controlling persons may become subject, under the Securities Act or any other statute or common law, and shall reimburse the Company and any such officer, employee or controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages, liabilities or in connection with defending any action insofar as such losses, claims, damages, liabilities, expenses or actions arise out of, or are based upon, (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto), covering Registrable Bonds or Exchange Bonds, as applicable, or (B) the omission or alleged omission to state in any Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto) any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, Holder, underwriter or Participating Broker-Dealer specifically for inclusion therein; provided, however, that in the case of a Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Bonds pursuant to such Shelf Registration Statement.

        In case any action shall be brought against any party in respect of which indemnity may be sought pursuant to any of the preceding paragraphs, such party (hereinafter called the indemnified party) shall promptly notify the party or parties against whom indemnity shall be sought hereunder (hereinafter called the indemnifying party) in writing, and the indemnifying party shall have the right to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying party) the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses. If the indemnifying party shall elect not to assume the defense of any such action, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by such indemnified party. Such indemnified party shall have the right to employ separate counsel in any such action in which the defense has been assumed by the indemnifying party and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel has been specifically authorized by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include each of such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that a conflict of interest between the indemnifying party and such indemnified party may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such indemnified party (plus any local counsel retained by such indemnified party in its reasonable judgment)). The indemnified party shall be reimbursed for all such fees and expenses as they are incurred. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if any such action is settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity has or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        If the indemnification provided for under this Section 4 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the initial offering and sale of the Bonds, on the one hand, and by a Holder from receiving Registrable Bonds or Exchange Bonds registered under the Securities Act, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by any of the Initial Purchasers and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, an indemnifying party that is a Holder of Registrable Bonds or Exchange Bonds shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Bonds or the Exchange Bonds sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. The Holders' obligations in this Section 4 to contribute shall be several in proportion to the principal amount of Registrable Bonds and Exchange Bonds registered for them and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4, each Affiliate of a Holder, and each director, officer and employee and Person, if any, who controls a Holder or such Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company .

  Participation in an Underwritten Registration.

  No Holder may participate in an underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Bonds on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

  Selection of Underwriters.

  The Holders of Registrable Bonds covered by the Shelf Registration Statement who desire to do so may sell the Bonds covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(n) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Bonds included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

  Miscellaneous.

    Rule 144 and Rule 144A.

    For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Bonds remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, however, that if the Company ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Bonds, (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Bonds without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Bonds, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

    No Inconsistent Agreements.

    The Company has not entered into, nor will the Company on or after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Bonds in this Agreement or otherwise conflicts with the provisions hereof without the written consent of Holders of a majority in aggregate principal amount of the outstanding Registrable Bonds. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

    Amendments and Waivers.

    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the outstanding Registrable Bonds affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Bonds unless consented to in writing by such Holder of Registrable Bonds. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Bonds, by written agreement signed by the Company and the Initial Purchasers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law and regulation (including any interpretation of the staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to an Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by such Initial Purchaser and the Company.

    Notices.

    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Initial Purchasers:

    c/o ABN AMRO Incorporated
    55 East 52nd Street, 6th Floor
    New York, New York 10055
    Attention: Linda Dawson

    and

    Barclays Capital Inc.
    200 Park Avenue
    New York, New York 10166
    Attention: Transaction Management

    and (ii) if to the Company, initially at the Company's address:

    639 Loyola Avenue
    New Orleans, Louisiana 70113
    Attn: Treasurer

    and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

    All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

    Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

    Successors and Assigns.

    This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Bonds in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Bonds in any manner, whether by operation of law or otherwise, such Registrable Bonds shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Bonds, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

    Third Party Beneficiaries.

    Each Holder and any Participating Broker-Dealer shall be third party beneficiaries of the agreements made hereunder among the Initial Purchasers and the Company, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

    Counterparts.

    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    Headings.

    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    GOVERNING LAW.

    THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    Severability.

    In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

    Bonds Held by the Company or its Affiliates.

    Whenever the consent or approval of Holders of a specified percentage of Registrable Bonds is required hereunder, Registrable Bonds held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

    Entire Agreement.

This Agreement embodies the entire agreement and understanding between the Company and each of the Initial Purchaser relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to this subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Entergy Gulf States, Inc.

By: /s/ Frank Williford
Name: Frank Williford
Title:  Assistant Treasurer

Confirmed and accepted as of
the date first above written:

ABN AMRO Incorporated
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Credit Lyonnais Securities (USA) Inc.
Scotia Capital (USA) Inc.
SG Cowen Securities Corporation

By: ABN AMRO Incorporated
For itself and as representative of the
several Initial Purchasers

By: /s/ David Wood
Authorized Signatory
Name: David Wood
Title: Managing Director